Exhibit 5.1

September 30, 2009

Sun Communities, Inc.
ATTN: Board of Directors
27777 Franklin Road, Suite 200
Southfield, Michigan  48034

Re:           Sun Communities, Inc. – Registration Statement on Form S-8

Dear Members of the Board of Directors of Sun Communities, Inc.:

We have acted as counsel to Sun Communities, Inc., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) 870,000 shares of the Company’s common stock, par value $.001 per share (the “Equity Plan Shares”), issuable from time to time to participants under the Company’s Equity Incentive Plan (the “Equity Plan”); and (ii) 100,000 shares of the Company’s common stock, par value $0.001 per share (the “Option Plan Shares”, and together with the Equity Plan Shares, the “Shares”), issuable from time to time to participants under the Company’s 2004 Non-Employee Director Option Plan (the “Option Plan”, and together with the Equity Plan, the “Plans”), by means of a registration statement on Form S-8 (the “Registration Statement) to be filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof.

For purposes of this opinion letter, we have examined copies of the following documents:

(1)	the Equity Plan;

(2)	the Option Plan;

(3)	an executed copy of the Registration Statement;

(4)	Resolutions adopted by the Company’s Board of Directors relating to the authorization of the Plans, the issuance of the Shares, and the filing of the Registration Statement;

(5)	The Company’s Amended and Restated Articles of Incorporation, as amended or supplemented from time to time; and

(6)	The Company’ s First Amended and Restated Bylaws, as amended from time to time, as presented to us by an officer of the Company.

In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and certificates and statements of appropriate representatives of the Company.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth in this letter, we are of the opinion that the Shares to be offered under the Registration Statement have been duly authorized, and upon the issuance and sale thereof in the manner referred to in the Registration Statement, will be validly issued, fully paid and non-assessable.

Our opinion herein reflects only the application of the federal laws of the United States and, to the extent required by the foregoing opinion, the laws of the State of Michigan and the General Corporation Law of the State of Maryland (the “MGCL”).  We have made no review of the case law of Maryland, or the general laws, commentary or other authorities of that State, other than the MGCL.  With respect to the MGCL, we have reviewed the text of the statute, but we have not reviewed any judicial interpretations with respect to it.  We express no opinion as to the effect that such judicial interpretations, case law, general laws, commentary or other authorities might have upon the opinions expressed herein, and our opinions are qualified accordingly.

The opinion set forth in this letter is made as of the date hereof and is subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinion expressed in this letter is based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise.  In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

This opinion is limited to matters expressly set forth in this letter, and no opinion is to be inferred or may be implied beyond the matters expressly so stated.  By your acceptance of this opinion letter, you agree that it may not be relied upon, circulated, quoted or otherwise referred to by any other person or for any other purpose without our prior written consent in each instance.

Very truly yours,

JAFFE, RAITT, HEUER & WEISS
Professional Corporation

/s/ Jaffe, Raitt, Heuer & Weiss, Professional Corporation
Jaffe, Raitt, Heuer & Weiss, Professional Corporation